Exhibit (l)(3)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the reference to our Firm under the caption “Legal Counsel” included in or made part of the Registration Statement of Forum Real Estate Income Fund on Form N-2 under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP

Ropes & Gray LLP

October 16, 2024